 Exhibit 10(r)

Execution Version

SECURITY AGREEMENT

made by

K. HOVNANIAN ENTERPRISES, INC.,
HOVNANIAN ENTERPRISES, INC.

and certain of their respective Subsidiaries

in favor of

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Agent

Dated as of September 8, 2016

TABLE OF CONTENTS

		Page

Article 1
Defined Terms

Section 1.01.	Definitions	2
Section 1.02.	Other Definitional Provisions	6

Article 2
Grant of Security Interest

Article 3
Representations and Warranties

Section 3.01.	Title: No Other Liens	8
Section 3.02.	Perfected Super Priority Liens	9
Section 3.03.	Jurisdiction of Organization; Chief Executive Office	9
Section 3.04.	Farm Products	9
Section 3.05.	Investment Property	9
Section 3.06.	Receivables	9
Section 3.07.	Perfection Certificate	9

Article 4
Covenants

Section 4.01.	Maintenance of Perfected Security Interest; Further Documentation	9
Section 4.02.	Changes In Name, Etc	10
Section 4.03.	Delivery of Instruments, Certificated Securities and Chattel Paper	10
Section 4.04.	Intellectual Property	10

Article 5
Investing Amounts in the Securities Accounts

Section 5.01.	Investments	11
Section 5.02.	Liability	11

Article 6
Remedial Provisions

Section 6.01.	Certain Matters Relating to Receivables	11
Section 6.02.	Communications with Obligors: Grantors Remain Liable	12
Section 6.03.	Proceeds to Be Turned Over to Agent	13
Section 6.04.	Application of Proceeds	13
Section 6.05.	Code and Other Remedies	13
Section 6.06.	Subordination	14
Section 6.07.	Deficiency	14

 i

Article 7
The Agent

Section 7.01.	Agent’s Appointment as Attorney-in-fact, Etc	15
Section 7.02.	Duty of Agent	16
Section 7.03.	Execution of Financing Statements	17
Section 7.04.	Authority of Agent	17

Article 8
Miscellaneous

Section 8.01.	Amendments in Writing	17
Section 8.02.	Notices	17
Section 8.03.	No Waiver by Course of Conduct; Cumulative Remedies	17
Section 8.04.	[Enforcement Expenses; Indemnification	18
Section 8.05.	Successors and Assigns	18
Section 8.06.	Set-off	18
Section 8.07.	Counterparts	19
Section 8.08.	Severability	19
Section 8.09.	Section Headings	19
Section 8.10.	Integration	19
Section 8.11.	Governing Law	19
Section 8.12.	Submission to Jurisdiction; Waivers	19
Section 8.13.	Acknowledgements	20
Section 8.14.	Additional Grantors	20
Section 8.15.	Releases	21
Section 8.16.	Waiver of Jury Trial	21
Section 8.17.	Control Agreements	21
Section 8.18.	Agent Privileges, Powers and Immunities	21

Schedule A – List of Entities
Schedule B – Commercial Tort Claims
Schedule C – Actions Required To Perfect

Exhibit A – Intellectual Property Security Agreement
Exhibit B – Joinder Agreement
Exhibit C - Perfection Certificate

 ii

SECURITY AGREEMENT

THIS SECURITY AGREEMENT1 (the “Agreement”), dated as of September 8, 2016, is made by K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), and each of the signatories listed on Schedule A hereto (the Borrower, Holdings and such signatories, together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Wilmington Trust, National Association, as Administrative Agent in its capacity as collateral agent (in such capacity, the “Agent”) for the benefit of itself and the Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings and each of the other Guarantors party thereto have entered into the Credit Agreement dated as of July 29, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) with Wilmington Trust, National Association, as Administrative Agent and the lenders party thereto;

WHEREAS, the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent, the Mortgage Tax Collateral Agent, the First Lien Notes Trustee and the First Lien Notes Collateral Agent have entered into the First Lien Intercreditor Agreement dated as of September 8, 2016 (as amended, supplemented, amended or restated or otherwise modified from time to time, the “First Lien Intercreditor Agreement”);

WHEREAS, the Term Loans constitute Super Priority Indebtedness under the First Lien Intercreditor Agreement;

WHEREAS, the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent, the First Lien Notes Collateral Agent, the First Lien Notes Trustee, the Existing Second Lien Collateral Agent, the Existing Second Lien Trustee, the New Second Lien Notes Collateral Agent, the New Second Lien Notes Trustee, Wilmington Trust, National Association, as Junior Joint Collateral Agent (as defined therein) and the Mortgage Tax Collateral Agent have entered into the Amended and Restated Intercreditor Agreement dated as of September 8, 2016 (as amended, supplemented, amended or restated or otherwise modified from time to time, the “Amended and Restated Intercreditor Agreement”);

WHEREAS, the Borrower is a member of an affiliated group of companies that includes Holdings, the Borrower’s parent company, and each other Grantor;

1 Note that this Security Agreement is entered into in connection with the Credit Agreement.

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the borrowing of Term Loans; and

NOW, THEREFORE, in consideration of the premises and to induce Lenders to make the extensions of credit contemplated by the Credit Agreement, each Grantor hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

Article 1

Defined Terms

Section 1.01.     Definitions. (a)  Definitions set forth above are incorporated herein and unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including the recitals above) shall have the meanings respectively given to them in the Credit Agreement or, if not defined herein or therein, in the First Lien Intercreditor Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Account, Documents, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Payment Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Securities Accounts, Software and Supporting Obligations.

(a)     The following terms shall have the following meanings:

“Additional Pari Passu Liens”: any liens on the Collateral which secure Additional Secured Obligations on an equal and ratable basis with the Secured Obligations, provided that such liens are permitted by the Credit Agreement.

“Additional Pari Passu Collateral Agent”: the agent or other representative with respect to any Additional Secured Obligations in favor of which any Additional Pari Passu Liens are granted.

“Additional Secured Obligations”: any obligations arising pursuant to any Indebtedness permitted to be secured on a pari passu basis with the Term Loans pursuant to the Credit Agreement (including for the avoidance of doubt any guarantees with respect thereto).

“Agreement”: this Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Cash Equivalents”: (i) cash, marketable direct obligations of the United States of America or any agency thereof, and certificates of deposit, demand deposits, time deposits, or repurchase agreements issued by any bank with a capital and surplus of at least $25,000,000 organized under the laws of the United States of America or any state thereof, state or municipal securities with a rating of A-1 or better by Standard & Poor’s or by Moody’s or F-1 by Fitch, provided that such obligations, certificates of deposit, demand deposits, time deposits, and repurchase agreements have a maturity of less than one year from the date of purchase, and (ii) investment grade commercial paper or debt or commercial paper issued by any bank with a capital and surplus of at least $25,000,000 organized under the laws of the United States of America or any state thereof having a maturity date of one year or less from the date of purchase, and (iii) funds holding assets primarily consisting of those described in clauses (i) and (ii).

“Collateral”: as defined in Article 2.

“Collateral Account”: any collateral account established by the Agent as provided in Section 6.01 or 6.03.

“Collateral Agency Agreement”: an intercreditor or collateral agency agreement entered into between the Additional Pari Passu Collateral Agent(s) and the Agent on terms reasonably satisfactory to the Agent, the Borrower and Holdings, setting forth the respective rights of the Secured Parties and the Additional Pari Passu Collateral Agent(s) and the holders of Additional Secured Obligations with respect to the Collateral and providing, among other things, that (x) the Additional Pari Passu Liens shall rank equally with the liens securing the Secured Obligations, (y) any proceeds of the Collateral shall be applied ratably to the Secured Obligations and the Additional Secured Obligations and (z) the Agent, including at the direction of the Lenders, shall be entitled to take such actions, or to direct any agent appointed pursuant to the Collateral Agency Agreement to take such actions, as are permitted hereby, by the Credit Agreement, by the Amended and Restated Intercreditor Agreement and by the First Lien Intercreditor Agreement; provided that any such intercreditor or collateral agency agreement shall provide that in the event of any conflicting instructions from the Lenders and any holders of the Additional Secured Obligations, the instruction of the holders of the series with the greatest principal amount of outstanding Obligations shall prevail.

“Contracts”: any contracts and agreements for the purchase, acquisition or sale of real or personal property or the receipt or performance of services, any contract rights relating thereto, and all other rights to such contract or agreements and any right to payment for or to receive moneys due or to become due for items sold or leased or for services rendered, together with all rights of any Grantor to damages arising thereunder or to perform and to exercise all remedies thereunder.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Accounts”: the collective reference to each Deposit Account (as such term is defined in Section 1.01(a) hereof) in the name of the applicable Grantor, together with any one or more securities accounts into which any monies on deposit in any such Deposit Account may be swept or otherwise transferred now or hereafter and from time to time, and any additional, substitute or successor Deposit Account.

“Excluded Accounts” shall mean at any time those deposit, checking or securities accounts of any of the Grantors (i) that individually have an average monthly balance (over the most recent ended 3-month period) less than $250,000 and which together do not have an average monthly balance (for such 3-month period) in excess of $2,000,000 in the aggregate, (ii) all escrow accounts (in which funds are held for or of others by virtue of customary real estate practice or contractual or legal requirements), (iii) the account holding amounts dedicated to the “Marie Fund” established by the Grantors for the benefit of their employees (so long as the Grantors’ deposits therein and withdrawals therefrom are consistent with past practice) and (iv) such other accounts with respect to which Holdings determines that the cost of perfecting a Lien thereon is excessive in relation to the benefit thereof (as reasonably determined by Holdings’ Board of Directors in a board resolution delivered to the Agent).

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“Intellectual Property”: the collective reference to all rights, priorities and privileges, whether arising under United States, multinational or foreign laws, in, to and under the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC, and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes.

“Law”: any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Official Body”: any national, federal, state, local or other governmental or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Patent License”: all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Perfection Certificate”: with respect to any Grantor, a certificate substantially in the form of Exhibit C, completed and supplemented with the schedules contemplated thereby, and signed by an officer of such Grantor.

“Pledged Notes”: all promissory notes issued to or held by any Grantor.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for real or personal property sold or leased or for services rendered, whether or not such right is evidenced by a Contract, an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligations”: all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Loan Obligations of the Loan Parties under the Loan Documents include the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs indemnities and other amounts payable by any Loan Party under any Loan Document.

“Secured Parties”: the collective reference to the Administrative Agent, the Agent, the Mortgage Tax Collateral Agent, the Lenders, the Supplemental Administrative Agent, if any, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.05 of the Credit Agreement.

“Securities Accounts”: the collective reference to the securities accounts in the name of the applicable Grantor and any additional, substitute or successor account.

“Trademark License”: any written agreement providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now owned or hereafter acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

Section 1.02.     Other Definitional Provisions.

(a)     The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)     Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

Article 2

Grant of Security Interest

Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)     all Accounts;

(b)     all Chattel Paper (including, Electronic Chattel Paper);

(c)     all Commercial Tort Claims (including those claims listed on Schedule B hereto, in which the claim amount individually exceeds $2,000,000, as such schedule is amended or supplemented from time to time);

(d)     all Contracts;

(e)     all Securities Accounts;

(f)     all Deposit Accounts;

(g)     all Documents (other than title documents with respect to vehicles);

(h)     all Equipment;

(i)     all Fixtures;

(j)     all General Intangibles;

(k)     all Goods;

(l)     all Instruments;

(m)     all Intellectual Property;

(n)     all Inventory;

(o)     all Investment Property;

(p)     all letters of credit;

(q)     all Letter of Credit Rights;

(r)     all Payment Intangibles;

(s)     all Vehicles and title documents with respect to Vehicles;

(t)     all Receivables;

(u)     all Software;

(v)     all Supporting Obligations;

(w)     to the extent, if any, not included in clauses (a) through (v) above, each and every other item of personal property whether now existing or hereafter arising or acquired;

(x)     all books and records pertaining to any of the Collateral; and

(y)     to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Article 2 (and notwithstanding any recording of the Agent’s Lien in the U.S. Patent and Trademark Office or other registry office in any jurisdiction), this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (i) any property or assets constituting “Excluded Property” (as defined in the Credit Agreement) or (ii) any property to the extent that such grant of a security interest is prohibited by any applicable Law of an Official Body, requires a consent not obtained of any Official Body pursuant to such Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law including Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions); provided, further, that no security interest shall be granted in United States “intent-to-use” trademark or service mark applications unless and until acceptable evidence of use of the trademark or service mark has been filed with and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (U.S.C. 1051, et. seq.), and to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark applications under applicable federal Law. After such period and after such evidence of use has been filed and accepted, each Grantor acknowledges that such interest in such trademark or service mark applications will become part of the Collateral. The Agent agrees that, at any Grantor’s reasonable request and expense, it will provide such Grantor confirmation that the assets described in this paragraph are in fact excluded from the Collateral during such limited period only upon receipt of an Officers’ Certificate or an Opinion of Counsel to that effect. Notwithstanding the foregoing, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements (including if the Loans were “Securities” under the Securities Act) of the Borrower, any Guarantor or of K. Hovnanian JV Holdings, L.L.C., then the capital stock or other securities of the Borrower, such Guarantor or of K. Hovnanian JV Holdings, L.L.C., as applicable, shall automatically be deemed released and not to be and not to have been part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Lender, upon the Agent’s receipt of a written authorization from the Borrower stating that such amendment is permitted hereunder, which the Agent shall be entitled to conclusively rely upon, to the extent necessary to evidence the release of the lien created hereby on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.

Article 3

Representations and Warranties

To induce the Lenders to make the extensions of credit contemplated by the Credit Agreement, each Grantor hereby represents and warrants to the Agent and each other Secured Party that:

Section 3.01.     Title: No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others except for the Permitted Liens. None of the Grantors has filed or consented to the filing of any financing statement or other public notice with respect to all or any part of the Collateral in any public office, except with respect to Permitted Liens.

Section 3.02.     Perfected Super Priority Liens. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule C (which, in the case of all filings and other documents referred to on said Schedule, have been delivered, or will be delivered within the time periods set forth in Schedule C, to the Agent in completed form) (a) will constitute valid perfected (to the extent such security interest can be perfected by such filings or actions) security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens.

Section 3.03.     Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified in the Perfection Certificate.

Section 3.04.     Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 3.05.     Investment Property. Such Grantor is the record and beneficial owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Permitted Liens.

Section 3.06.     Receivables. No amount payable in excess of $2,000,000 in the aggregate to all Grantors under or in connection with any Receivables is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

Section 3.07.     Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Closing Date.

Article 4

Covenants

Each Grantor covenants and agrees with the Agent and the other Secured Parties that, from and after the date of this Agreement until the payment in full of all outstanding Secured Obligations:

Section 4.01.     Maintenance of Perfected Security Interest; Further Documentation. (a)  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest to the extent required by this Agreement having at least the priority described in Section 3.02 and shall defend such security interest against the claims and demands of all Persons whomsoever other than any holder of Permitted Liens.

(b)     At any time and from time to time, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as shall be required by applicable law for the purpose of obtaining, perfecting or preserving the security interests purported to be granted under this Agreement and of the rights and remedies herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) subject to Section 6.14(d) of the Credit Agreement, in the case of the Deposit Accounts, Investment Property, Letter of Credit Rights and the Securities Accounts and any other relevant Collateral, taking any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, provided that the Grantor shall not be required to take any of the actions set forth in this clause (ii) with respect to Excluded Accounts.

(c)     If any Grantor shall at any time acquire a Commercial Tort Claim, in which the claim amount individually exceeds $2,000,000, such Grantor shall promptly notify the Agent in a writing signed by such Grantor of the details thereof and grant to the Agent for the benefit of the Secured Parties in such writing a security interest therein and in the Proceeds thereof, with such writing to be in form and substance required by applicable law and such writing shall constitute a supplement to Schedule B hereto.

Section 4.02.     Changes In Name, Etc. Such Grantor will, within thirty (30) calendar days after any change its jurisdiction of organization or change its name, provide written notice thereof to the Agent.

Section 4.03.     Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of $2,000,000 in the aggregate payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, certificated security or Chattel Paper, such Instrument, certificated security or Chattel Paper shall be promptly delivered to the Agent, duly indorsed, to be held as Collateral pursuant to this Agreement.

Section 4.04.     Intellectual Property. (a) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or any political subdivision thereof, such Grantor shall report such filing to the Agent on or before the date upon which Holdings is required to file reports with the Administrative Agent pursuant to Section 6.12 of the Credit Agreement for the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as may be necessary to create and perfect the Agent’s and the other Secured Parties’ security interest in any registered or applied for Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby. Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of its Intellectual Property if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(b)     Such Grantor’s obligations under Section 4.04(a) above shall include executing and delivering, and having recorded, with respect to such Collateral, an agreement substantially in the form of the Intellectual Property Security Agreement attached hereto as Exhibit A.

Article 5

Investing Amounts in the Securities Accounts

Section 5.01.     Investments. If requested by the Borrower in writing, the Agent will, from time to time, invest amounts on deposit in the Deposit Accounts or Securities Accounts in which the Agent for the benefit of the Secured Parties holds a first priority, perfected security interest, in Cash Equivalents pursuant to the written instructions of the Borrower. All investments may, at the option of the Agent, be made in the name of the Agent or a nominee of the Agent and in a manner that preserves the Borrower’s ownership of, and the Agent’s perfected first priority Lien on, such investments. All income received from such investments shall accrue for the benefit of the Borrower and shall be credited (promptly upon receipt by the Agent) to a Deposit Account or Securities Account, in which the Agent for the benefit of the Secured Parties holds a first priority, perfected security interest. The Borrower will only direct the Agent to make investments in which the Agent can obtain a first priority, perfected security interest, and the Borrower hereby agrees to execute promptly any documents which may be required to implement or effectuate the provisions of this Section.

Section 5.02.     Liability. The Agent shall have no responsibility to the Borrower for any loss or liability arising in respect of the investments in the Deposit Accounts or Securities Accounts in which the Agent for the benefit of the Secured Parties holds a first priority, perfected security interest (including, without limitation, as a result of the liquidation of any thereof before maturity), except to the extent that such loss or liability is found to be based on the Agent’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.

Article 6

Remedial Provisions

Section 6.01.     Certain Matters Relating to Receivables.

(a)     At any time during the continuance of an Event of Default, the Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Agent may require in connection with such test verifications. The Agent shall endeavor to provide the Borrower with notice at or about the time of such verifications, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of such remedy or the Agent’s rights hereunder.

(b)     The Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. The Agent shall endeavor to provide the Borrower with notice at or about the time of the exercise of its rights pursuant to the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of any rights or remedies hereunder. If requested in writing by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Secured Parties only as provided in Section 6.04 and (ii) until so turned over, shall be held by such Grantor in trust for the Agent and the Secured Parties, segregated from other funds of such Grantor.

(c)     At the Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including without limitation, all original orders, invoices and shipping receipts.

Section 6.02.     Communications with Obligors: Grantors Remain Liable.

(a)     The Agent in its own name or in the name of others may after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts. The Agent shall endeavor to provide the Borrower with notice at or about the time of the exercise of its rights pursuant to the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of any rights or remedies hereunder.

(b)     Upon the written request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts, as the case may be, have been assigned to the Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Agent.

(c)     Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating thereto, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.03.     Proceeds to Be Turned Over to Agent. In addition to the rights of the Agent and the Secured Parties specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon written request from the Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if requested). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All such Proceeds while held by the Agent in a Collateral Account (or by such Grantor in trust for the Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.04.

Section 6.04.     Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, subject to any Collateral Agency Agreement and any other intercreditor agreement entered into in connection with Indebtedness permitted under the Credit Agreement, the Agent may apply all or any part of the Collateral, whether or not held in the Deposit Accounts, the Securities Accounts or any other Collateral Account, in payment of the Secured Obligations in the order set forth in the Credit Agreement.

Section 6.05.     Code and Other Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without prior demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any prior notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall endeavor to provide the Borrower with notice at or about the time of the exercise of remedies in the proceeding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of such remedies or the Agent’s rights hereunder. The Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.05, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements as provided in Section 9.05 of the Credit Agreement, to the payment in whole or in part of the Secured Obligations, in such order as is provided in Section 7.03 of the Credit Agreement, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any prior notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

The Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Article 6 conducted in accordance with the requirements of applicable laws and provided such sale shall not have resulted from the gross negligence, willful misconduct or fraud of the Agent. Each Grantor hereby waives any claims against the Agent and the other Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such private sale is conducted in accordance with applicable laws and this Agreement. Each Grantor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, nor shall the Agent be liable or accountable to any Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 6.06.     Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Agent, all Indebtedness owing to it by the Borrower or any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.

Section 6.07.     Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Secured Party to collect such deficiency (which shall be limited to one (1) counsel, at any given time, to the Agent and one (1) additional counsel for all other Secured Parties taken as a whole, and if reasonably necessary, one (1) local counsel, at any given time, to the Agent in each relevant jurisdiction and one (1) additional local counsel for all other Secured Parties taken as a whole in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions).

Article 7

The Agent

Section 7.01.     Agent’s Appointment as Attorney-in-fact, Etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without prior notice to or assent by such Grantor, to do any or all of the following:

(i)     following the occurrence of an Event of Default, in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)     in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantors relating thereto or represented thereby;

(iii)     pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)     execute, in connection with any sale provided for in Section 6.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)     (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), through the world for such term or terms, on such conditions, in such manner, as the Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Agent shall endeavor to provide the Borrower with notice at or about the time of the exercise of its rights in the preceding clause (a), provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of any rights or remedies hereunder.

(b)     If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)     The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with, if past due, interest thereon at a rate per annum equal to the interest rate applicable at such time to Base Rate Loans, from the date when due to the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent upon not less than five (5) Business Days’ notice.

(d)     Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.02.     Duty of Agent. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Neither the Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Secured Parties hereunder are solely to protect the Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers. The Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.03.     Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as required by applicable law to perfect the security interests of the Agent under this Agreement. Each Grantor authorizes the Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.

Section 7.04.     Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Article 8

Miscellaneous

Section 8.01.     Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Credit Agreement. For the avoidance of doubt, the Borrower and the Agent may, without the consent of the Lenders, enter into amendments or other modifications of this Agreement or any other Collateral Document (including by entering into any Collateral Agency Agreement or any other new or supplemental agreements) to the extent contemplated by Section 9.01 of the Credit Agreement and Section 8.2(b) of the First Lien Intercreditor Agreement.

Section 8.02.     Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.02 of the Credit Agreement.

Section 8.03.     No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 8.04.     Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay, indemnify against or reimburse each Secured Party and the Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Agent and the Secured Parties.

(a)     Each Grantor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(b)     Each Grantor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement except those resulting from the Agent’s or any Secured Party’s willful misconduct or gross negligence.

(c)     The agreements in this Section 8.04 shall survive repayment of the Secured Obligations, termination of the Loan Documents and resignation or removal of the Agent.

Section 8.05.     Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Secured Parties and their successors and assigns; provided that except as permitted by the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

Section 8.06.     Set-off. Each Grantor hereby irrevocably authorizes the Agent and each other Secured Party at any time and from time to time while an Event of Default has occurred and is continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such other Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Agent or such other Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Agent or such other Secured Party hereunder and claims of every nature and description of the Agent or such other Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Agent or such other Secured Party may elect, whether or not the Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each other Secured Party shall endeavor to notify the Borrower promptly of any such set-off and the application made by the Agent or such other Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each other Secured Party under this Section 8.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such other Secured Party may have.

Section 8.07.     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 8.08.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.09.     Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 8.10.     Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Secured Parties relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

Section 8.11.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.12.     Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.02 or at such other address of which the Agent shall have been notified pursuant thereto;

(d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 8.13.     Acknowledgments. Each Grantor hereby acknowledges that:

(a)     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)     neither the Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)     no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties; and

(d)     the Agent may at any time and from time to time appoint a collateral agent to maintain any of the Collateral, maintain books and records regarding any Collateral, release Collateral, and assist in any aspect arising in connection with the Collateral as the Agent may desire; and the Agent may appoint itself, any affiliate or a third party as the Collateral Agent, and all reasonable costs of the Collateral Agent shall be borne by the Grantors;

Section 8.14.     Additional Grantors. Each Restricted Subsidiary (as defined in the Credit Agreement) of Holdings shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement, substantially in the form of Exhibit B hereto.

Section 8.15.     Releases. (a) Upon the indefeasible payment in full of all outstanding Secured Obligations, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.

(a)     All or a portion of the Collateral shall be released from the Liens created hereby, and a Grantor may be released from its obligations hereunder, in each case pursuant to and as provided in Section 8.08 of the Credit Agreement. At the request and sole expense of such Grantor, upon the Agent’s receipt of the documents required by Section 8.08 of the Credit Agreement, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as the Grantor shall reasonably request to evidence such termination or release.

Section 8.16.     Waiver of Jury Trial. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.17.     Control Agreements. In connection with each agreement made at any time pursuant to Sections 9-104 or 8-106 of the Uniform Commercial Code among the Agent, any one or more Grantors, and any depository financial institution or issuer of uncertificated mutual fund shares or other uncertificated securities and any other Person party thereto, the Agent shall not deliver to any such depository or issuer, instructions directing the disposition of the deposit or uncertificated fund shares or other securities unless an Event of Default has occurred and is continuing at such time.

Section 8.18.     Agent Privileges, Powers and Immunities. In the performance of its obligations, powers and rights hereunder, the Agent shall be entitled to the rights, benefits, privileges, powers and immunities afforded to it as Collateral Agent under the Credit Agreement. The Agent shall take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Agreement in accordance with, and subject to, the Credit Agreement. Notwithstanding anything to the contrary contained herein and notwithstanding anything contained in Section 9-207 of the New York UCC, the Agent shall have no responsibility for the creation, perfection, priority, sufficiency or protection of any liens securing Secured Obligations (including, but not limited to, no obligation to prepare, record, file, re-record or re-file any financing statement, continuation statement or other instrument in any public office). The permissive rights and authorizations of the Agent hereunder shall not be construed as duties. The Agent shall be entitled to exercise its powers and duties hereunder through designees, specialists, experts or other appointees selected by it in good faith.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

Secured Party:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Jeffrey Rose
Name: Jeffrey Rose
Title: Vice President

K. HOVNANIAN ENTERPRISES, INC., as Borrower

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice President Finance and Treasurer

HOVNANIAN ENTERPRISES, INC.

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice President Finance and Treasurer

K. HOV IP, II, INC.

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice President Finance and Treasurer

Signature Page to Security Agreement

On behalf of each other entity named in Schedule A hereto

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice President Finance and Treasurer

Signature Page to Security Agreement

SCHEDULE A – LIST OF ENTITIES

Arbor Trails, LLC

Builder Services NJ, L.L.C.

Builder Services PA, L.L.C.

Eastern National Title Agency, LLC

Eastern Title Agency of Illinois, LLC

EASTERN TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

Founders Title Agency of Maryland, L.L.C.

FOUNDERS TITLE AGENCY, INC.

Glenrise Grove, L.L.C.

Governor's Abstract Co., Inc.

Homebuyers Financial Services, L.L.C.

HOVNANIAN Developments OF FLORIDA, INC.

Hovnanian Enterprises, Inc. (PARENT COMPANY)

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

Hovnanian Land Investment Group of Maryland, L.L.C.

Hovnanian Land Investment Group, L.L.C.

K. HOV IP, II, Inc.

K. Hovnanian Aberdeen, LLC

K. Hovnanian Acquisitions, Inc.

K. Hovnanian at 240 Missouri, LLC

K. Hovnanian at 4S, LLC

K. Hovnanian at Aire on McDowell, LLC

K. Hovnanian at Aliso, LLC

K. Hovnanian at Allentown, L.L.C.

K. Hovnanian at Andalusia, LLC

K. Hovnanian at Asbury Park Urban Renewal, LLC

K. Hovnanian at Ashby Place, LLC

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. Hovnanian at Bakersfield 463, L.L.C.

K. Hovnanian at Barnegat I, L.L.C.

K. Hovnanian at Barnegat II, L.L.C.

K. Hovnanian at Beacon Park Area 129, LLC

K. Hovnanian at Beacon Park Area 137, LLC

K. Hovnanian at Bella Lago, LLC

K. Hovnanian at Blackstone, LLC

K. Hovnanian at Boca Dunes, LLC

K. Hovnanian at Branchburg II, LLC

K. Hovnanian at Branchburg, L.L.C.

K. Hovnanian at Branchburg-Vollers, LLC

K. Hovnanian at Brenford Station, LLC

K. Hovnanian at Bridgeport, Inc.

K. Hovnanian at Bridgewater I, L.L.C.

K. Hovnanian at Bridgewater II, LLC

K. Hovnanian at Burch Kove, LLC

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. Hovnanian at Campton Prairie, LLC

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. Hovnanian at Carlsbad, LLC

K. Hovnanian at Catania, LLC

K. Hovnanian at Caton's Reserve, LLC

K. Hovnanian at Cedar Grove III, L.L.C.

K. Hovnanian at Cedar Grove Urban Renewal, LLC

K. Hovnanian at Cedar Lane, LLC

K. Hovnanian at Charter Way, LLC

K. Hovnanian at Chesterfield, L.L.C.

K. Hovnanian at Christina Court, LLC

K. Hovnanian at Cielo, L.L.C.

K. Hovnanian at Coastline, L.L.C.

K. Hovnanian at Coosaw Point, LLC

K. Hovnanian at Coral Lago, LLC

K. Hovnanian at Cortez Hill, LLC

K. Hovnanian at Denville, L.L.C.

K. Hovnanian at Deptford Township, L.L.C.

K. Hovnanian at Dominguez Hills, Inc.

K. Hovnanian at Doylestown, LLC

K. Hovnanian at East Brandywine, L.L.C.

K. Hovnanian at East Brunswick III, LLC

K. Hovnanian at East Brunswick, LLC

K. Hovnanian at East Windsor, LLC

K. Hovnanian at Eden Terrace, L.L.C.

K. Hovnanian at Edgewater II, L.L.C.

K. Hovnanian at Edgewater, L.L.C.

K. Hovnanian at Egg Harbor Township II, L.L.C.

K. Hovnanian at Egg Harbor Township, L.L.C.

K. Hovnanian at El Dorado Ranch II, L.L.C.

K. Hovnanian at El Dorado Ranch, L.L.C.

K. Hovnanian at Estates at Wheatlands, LLC

K. Hovnanian at Evergreen, L.L.C.

K. Hovnanian at Evesham, LLC

K. Hovnanian at Fairfield Ridge, LLC

K. Hovnanian at Fiddyment Ranch, LLC

K. Hovnanian at Fifth Avenue, L.L.C.

K. Hovnanian at Florence I, L.L.C.

K. Hovnanian at Florence II, L.L.C.

K. Hovnanian at Forest Meadows, L.L.C.

K. Hovnanian at Fox Path at Hampton Lake, LLC

K. Hovnanian at Franklin II, L.L.C.

K. Hovnanian at Franklin, L.L.C.

K. Hovnanian at Freehold Township III, LLC

K. Hovnanian at Fresno, LLC

K. Hovnanian at Gallery, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. Hovnanian at Geneva Meadows, LLC

K. Hovnanian at Gilroy 60, LLC

K. Hovnanian at Gilroy, LLC

K. Hovnanian at Great Notch, L.L.C.

K. Hovnanian at Hackettstown II, L.L.C.

K. Hovnanian at Hampton Cove, LLC

K. Hovnanian at Hampton Lake, LLC

K. Hovnanian at Hanover Estates, LLC

K. Hovnanian at Hershey's Mill, Inc.

K. Hovnanian at Hidden Brook, LLC

K. Hovnanian at Hillsborough, LLC

K. Hovnanian at Hilltop Reserve II, LLC

K. Hovnanian at Hilltop Reserve, LLC

K. Hovnanian at Howell II, LLC

K. Hovnanian at Howell III, LLC

K. Hovnanian at Howell, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. Hovnanian at Huntfield, LLC

K. Hovnanian at Indian Wells, LLC

K. Hovnanian at Island Lake, LLC

K. Hovnanian at Jackson I, L.L.C.

K. Hovnanian at Jackson, L.L.C.

K. Hovnanian at Jaeger Ranch, LLC

K. Hovnanian at Jersey City IV, L.L.C.

K. Hovnanian at Keyport, L.L.C.

K. Hovnanian at La Costa Greens, L.L.C.

K. Hovnanian at La Laguna, L.L.C.

K. Hovnanian at Lake Burden, LLC

K. Hovnanian at Lake LeClare, LLC

K. Hovnanian at Lake Rancho Viejo, LLC

K. Hovnanian at Lake Ridge Estates, LLC

K. Hovnanian at Lake Terrapin, L.L.C.

K. Hovnanian at Lee Square, L.L.C.

K. Hovnanian at Lenah Woods, LLC

K. Hovnanian at Lily Orchard, LLC

K. Hovnanian at Link Farm, LLC

K. Hovnanian at Little Egg Harbor Township II, L.L.C.

K. Hovnanian at Little Egg Harbor, L.L.C

K. Hovnanian at Lower Macungie Township I, L.L.C.

K. Hovnanian at Lower Macungie Township II, L.L.C.

K. Hovnanian at Lower Makefield Township I, L.L.C.

K. Hovnanian at Lower Moreland II, L.L.C.

K. Hovnanian at Magnolia Place, LLC

K. Hovnanian at Mahwah VI, Inc.

K. Hovnanian at Main Street Square, LLC

K. Hovnanian at Malan Park, L.L.C.

K. HOVNANIAN AT MANALAPAN II, L.L.C.

K. Hovnanian at Manalapan III, L.L.C.

K. Hovnanian at Manalapan V, LLC

K. Hovnanian at Manalapan VI, LLC

K. Hovnanian at Mansfield II, L.L.C.

K. Hovnanian at Manteca, LLC

K. Hovnanian at Maple Avenue, L.L.C.

K. Hovnanian at Marlboro IX, LLC

K. Hovnanian at Marlboro Township IX, L.L.C.

K. Hovnanian at Marlboro Township V, L.L.C.

K. Hovnanian at Marlboro Township VIII, L.L.C.

K. Hovnanian at Marlboro VI, L.L.C.

K. Hovnanian at Marple, LLC

K. Hovnanian at Meadowridge Villas, LLC

K. Hovnanian at Melanie Meadows, LLC

K. Hovnanian at Mendham Township, L.L.C.

K. Hovnanian at Middle Township II, L.L.C.

K. Hovnanian at Middle Township, L.L.C.

K. Hovnanian at Middletown II, L.L.C.

K. Hovnanian at Middletown III, LLC

K. Hovnanian at Middletown, LLC

K. Hovnanian at Millville I, L.L.C.

K. Hovnanian at Millville II, L.L.C.

K. Hovnanian at Monroe IV, L.L.C.

K. Hovnanian at Monroe NJ II, LLC

K. Hovnanian at Monroe NJ III, LLC

K. Hovnanian at Monroe NJ, L.L.C.

K. Hovnanian at Montgomery, LLC

K. Hovnanian at Montvale II, LLC

K. Hovnanian at Montvale, L.L.C.

K. Hovnanian at Morris Twp, LLC

K. Hovnanian at Mt. Laurel, LLC

K. Hovnanian at Muirfield, LLC

K. Hovnanian at North Bergen. L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. Hovnanian at North Caldwell II, L.L.C.

K. Hovnanian at North Caldwell III, L.L.C.

K. Hovnanian at North Caldwell IV, L.L.C.

K. Hovnanian at North Wildwood, L.L.C.

K. Hovnanian at Northampton, L.L.C.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. Hovnanian at Northfield, L.L.C.

K. Hovnanian at Northridge Estates, LLC

K. Hovnanian at Norton Lake LLC

K. Hovnanian at Nottingham Meadows, LLC

K. Hovnanian at Oak Pointe, LLC

K. Hovnanian at Ocean Township, Inc

K. Hovnanian at Ocean View Beach Club, LLC

K. Hovnanian at Oceanport, L.L.C.

K. Hovnanian at Old Bridge, L.L.C.

K. Hovnanian at Palm Valley, L.L.C.

K. Hovnanian at Parkside, LLC

K. Hovnanian at Parsippany, L.L.C.

K. Hovnanian at Pavilion Park, LLC

K. Hovnanian at Piazza D'Oro, L.L.C.

K. Hovnanian at Piazza Serena, L.L.C

K. Hovnanian at Pickett Reserve, LLC

K. Hovnanian at Pittsgrove, L.L.C.

K. Hovnanian at Plantation Lakes, L.L.C.

K. Hovnanian at Pointe 16, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. Hovnanian at Positano, LLC

K. Hovnanian at Prado, L.L.C.

K. Hovnanian at Prairie Pointe, LLC

K. Hovnanian at Quail Creek, L.L.C.

K. Hovnanian at Rancho Cabrillo, LLC

K. Hovnanian at Randolph I, L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C

K. Hovnanian at Redtail, LLC

K. Hovnanian at Reserves at Wheatlands, LLC

K. Hovnanian at Residence at Discovery Square, LLC

K. Hovnanian at Ridgemont, L.L.C.

K. Hovnanian at Rock Ledge, LLC

K. Hovnanian at Roderuck, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. Hovnanian at Sage, L.L.C.

K. Hovnanian at Sagebrook, LLC

K. Hovnanian at Santa Nella, LLC

K. Hovnanian at Sawmill, Inc.

K. Hovnanian at Scotch Plains, L.L.C.

K. Hovnanian at Seasons Landing, LLC

K. Hovnanian at Sheldon Grove, LLC

K. Hovnanian at Shrewsbury, LLC

K. Hovnanian at Signal Hill, LLC

K. Hovnanian at Silver Spring, L.L.C.

K. Hovnanian at Silverstone, LLC

K. Hovnanian at Skye Isle, LLC

K. Hovnanian at Skye on McDowell, LLC

K. Hovnanian at Smithville, Inc.

K. Hovnanian at Somerset, LLC

K. Hovnanian at South Brunswick II, LLC

K. Hovnanian at South Brunswick III, LLC

K. Hovnanian at South Brunswick, L.L.C.

K. Hovnanian at Stanton, LLC

K. Hovnanian at Station Square, L.L.C.

K. Hovnanian at Summerlake, LLC

K. Hovnanian at Sunridge Park, LLC

K. Hovnanian at Sunrise Trail II, LLC

K. Hovnanian at Sunrise Trail III, LLC

K. Hovnanian at Terra Bella Two, LLC

K. Hovnanian at The Commons at Richmond Hill, LLC

K. Hovnanian at The Crosby, LLC

K. Hovnanian at The Monarch, L.L.C.

K. Hovnanian at The Promenade at Beaver Creek, LLC

K. Hovnanian at Thompson Ranch, LLC

K. Hovnanian at Trafford Place, LLC

K. Hovnanian at Trail Ridge, LLC

K. Hovnanian at Upper Providence, LLC

K. Hovnanian at Upper Uwchlan II, L.L.C.

K. Hovnanian at Upper Uwchlan, L.L.C.

K. Hovnanian at Valle Del Sol, LLC

K. Hovnanian at Verona Estates, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. Hovnanian at Victorville, L.L.C.

K. Hovnanian at Vineyard Heights, LLC

K. Hovnanian at Vista Del Sol, L.L.C.

K. Hovnanian at Waldwick, LLC

K. Hovnanian at Walkers Grove, LLC

K. Hovnanian at Warren Township II, LLC

K. Hovnanian at Warren Township, L.L.C.

K. Hovnanian at Waterstone, LLC

K. Hovnanian at Wayne IX, L.L.C.

K. Hovnanian at West View Estates, L.L.C.

K. Hovnanian at Westbrook, LLC

K. Hovnanian at Westshore, LLC

K. Hovnanian at Wheeler Ranch, LLC

K. Hovnanian at Wheeler Woods, LLC

K. Hovnanian at Whitemarsh, LLC

K. Hovnanian at Wildwood Bayside, L.L.C.

K. Hovnanian at Woodcreek West, LLC

K. Hovnanian at Woolwich I, L.L.C.

K. Hovnanian Belden Pointe, LLC

K. Hovnanian Belmont Reserve, LLC

K. Hovnanian Cambridge Homes, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. Hovnanian Classics, L.L.C.

K. Hovnanian Communities, Inc.

K. Hovnanian Companies of California, Inc.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. Hovnanian Companies of Pennsylvania, Inc.

K. Hovnanian Companies of Southern California, Inc.

K. Hovnanian Companies, LLC

K. Hovnanian Construction II, Inc

K. Hovnanian Construction III, Inc

K. Hovnanian Construction Management, Inc.

K. Hovnanian Contractors of Ohio, LLC

K. Hovnanian CraftBuilt Homes of South Carolina, L.L.C.

K. Hovnanian Cypress Key, LLC

K. HOVNANIAN Developments OF ARIZONA, INC.

K. Hovnanian Developments of California, Inc.

K. HOVNANIAN Developments OF D.C., INC.

K. HOVNANIAN Developments OF DELAWARE, INC.

K. Hovnanian Developments of Georgia, Inc.

K. Hovnanian Developments of Illinois, Inc.

K. Hovnanian Developments of Kentucky, Inc.

K. HOVNANIAN Developments OF MARYLAND, INC.

K. Hovnanian Developments of Minnesota, Inc.

K. Hovnanian Developments of New Jersey II, Inc.

K. Hovnanian Developments of New Jersey, Inc.

K. HOVNANIAN Developments OF NEW YORK, INC.

K. Hovnanian Developments of North Carolina, Inc.

K. Hovnanian Developments of Ohio, Inc.

K. Hovnanian Developments of Pennsylvania, Inc.

K. Hovnanian Developments of South Carolina, Inc.

K. Hovnanian Developments of Texas, Inc.

K. Hovnanian Developments of Virginia, Inc.

K. Hovnanian Developments of West Virginia, Inc.

K. Hovnanian DFW Auburn Farms, LLC

K. Hovnanian DFW Belmont, LLC

K. Hovnanian DFW Harmon Farms, LLC

K. Hovnanian DFW Heritage Crossing, LLC

K. Hovnanian DFW Homestead, LLC

K. Hovnanian DFW Inspiration, LLC

K. Hovnanian DFW Lexington, LLC

K. Hovnanian DFW Liberty Crossing, LLC

K. Hovnanian DFW Light Farms II, LLC

K. Hovnanian DFW Light Farms, LLC

K. Hovnanian DFW Midtown Park, LLC

K. Hovnanian DFW Palisades, LLC

K. Hovnanian DFW Parkside, LLC

K. Hovnanian DFW Ridgeview, LLC

K. Hovnanian DFW Seventeen Lakes, LLC

K. Hovnanian DFW Trailwood, LLC

K. Hovnanian DFW Villas at Mustang Park, LLC

K. Hovnanian DFW Wellington, LLC

K. Hovnanian DFW Wildridge, LLC

K. Hovnanian Eastern Pennsylvania, L.L.C.

K. Hovnanian Edgebrook, LLC

K. Hovnanian Enterprises, Inc.

K. Hovnanian Estates at Regency, L.L.C.

K. Hovnanian Estates at Wekiva, LLC

K. Hovnanian Falls Pointe, LLC

K. HOVNANIAN FIRST HOMES, L.L.C.

K. Hovnanian Florida Realty, L.L.C.

K. Hovnanian Forest Valley, LLC

K. Hovnanian Four Seasons @ Historic Virginia, LLC

K. Hovnanian Four Seasons at Gold Hill, LLC

K. Hovnanian Grand Cypress, LLC

K. Hovnanian Grandefield, LLC

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. Hovnanian Hamptons at Oak Creek II, L.L.C.

K. Hovnanian Hidden Hollow, LLC

K. Hovnanian Highland Ridge, LLC

K. Hovnanian Holdings NJ, L.L.C.

K. Hovnanian Homes - DFW, L.L.C.

K. Hovnanian Homes at Brook Manor, LLC

K. Hovnanian Homes at Burke Junction, LLC

K. Hovnanian Homes at Camp Springs, L.L.C.

K. Hovnanian Homes at Creekside, LLC

K. Hovnanian Homes at Forest Run, L.L.C.

K. Hovnanian Homes at Greenway Farm Park Towns, L.L.C.

K. Hovnanian Homes at Greenway Farm, L.L.C.

K. Hovnanian Homes at Jones Station 1, L.L.C.

K. Hovnanian Homes at Leigh Mill, LLC

K. Hovnanian Homes at Maxwell Place, L.L.C.

K. Hovnanian Homes at Reedy Creek, LLC

K. Hovnanian Homes at Russett, L.L.C.

K. Hovnanian Homes at Salt Creek Landing, LLC

K. Hovnanian Homes at Shell Hall, LLC

K. Hovnanian Homes at St. James Place, LLC

K. Hovnanian Homes at The Abby, LLC

K. Hovnanian Homes at the Highlands, LLC

K. Hovnanian Homes at The Paddocks, LLC

K. Hovnanian Homes at Thompson's Grant, LLC

K. Hovnanian Homes at Willowsford Grant, LLC

K. Hovnanian Homes at Willowsford Greens, LLC

K. Hovnanian Homes Northern California, Inc.

K. Hovnanian Homes of D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

K. Hovnanian Homes of Georgia, L.L.C.

K. Hovnanian Homes of Houston, L.L.C.

K. Hovnanian Homes of Longacre Village, L.L.C.

K. Hovnanian Homes of Maryland, L.L.C.

K. Hovnanian Homes of Minnesota at Arbor Creek, LLC

K. Hovnanian Homes of Minnesota at Autumn Meadows, LLC

K. Hovnanian Homes of Minnesota at Brynwood, LLC

K. Hovnanian Homes of Minnesota at Cedar Hollow, LLC

K. Hovnanian Homes of Minnesota at Founder's Ridge, LLC

K. Hovnanian Homes of Minnesota at Harpers Street Woods, LLC

K. Hovnanian Homes of Minnesota at Oaks of Oxbow, LLC

K. Hovnanian Homes of Minnesota at Regent's Point, LLC

K. Hovnanian Homes of Minnesota, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. Hovnanian Homes of South Carolina, LLC

K. Hovnanian Homes of Virginia, Inc.

K. Hovnanian Homes of West Virginia, L.L.C.

K. Hovnanian Houston City Heights, LLC

K. Hovnanian Indian Trails, LLC

K. Hovnanian LaDue Reserve, LLC

K. Hovnanian Lakes of Green, LLC

K. Hovnanian Legacy at Via Bella, LLC

K. Hovnanian Liberty on Bluff Creek, LLC

K. Hovnanian Manalapan Acquisition, LLC

K. Hovnanian Monarch Grove, LLC

K. Hovnanian North Central Acquisitions, L.L.C.

K. Hovnanian North Jersey Acquisitions, L.L.C.

K. Hovnanian Northeast Services, L.L.C.

K. Hovnanian Northpointe 40s, LLC

K. Hovnanian of Houston II, L.L.C.

K. Hovnanian of Ohio, LLC

K. Hovnanian Ohio Realty, L.L.C.

K. Hovnanian PA Real Estate, Inc.

K. Hovnanian Pennsylvania Acquisitions, L.L.C.

K. Hovnanian Port Imperial Urban Renewal, Inc.

K. Hovnanian Properties of Red Bank, Inc.

K. Hovnanian Reynolds Ranch, LLC

K. Hovnanian Rivendale, LLC

K. Hovnanian Riverside, LLC

K. Hovnanian Schady Reserve, LLC

K. Hovnanian Sherwood at Regency, LLC

K. Hovnanian Shore Acquisitions, L.L.C.

K. Hovnanian South Fork, LLC

K. Hovnanian South Jersey Acquisitions, L.L.C.

K. Hovnanian Southern New Jersey, L.L.C.

K. Hovnanian Sterling Ranch, LLC

K. Hovnanian Summit Holdings, L.L.C.

K. Hovnanian Summit Homes of Kentucky, L.L.C.

K. Hovnanian Summit Homes of Pennsylvania, L.L.C.

K. Hovnanian Summit Homes of West Virginia, L.L.C.

K. Hovnanian Summit Homes, L.L.C.

K. Hovnanian T&C Homes at Florida, L.L.C.

K. Hovnanian T&C Homes at Illinois, L.L.C.

K. Hovnanian Timbres at Elm Creek, LLC

K. Hovnanian Union Park, LLC

K. Hovnanian Venture I, L.L.C.

K. Hovnanian Village Glen, LLC

K. Hovnanian Waterbury, LLC

K. Hovnanian White Road, LLC

K. HOVNANIAN WINDWARD HOMES, LLC

K. Hovnanian Woodland Pointe, LLC

K. Hovnanian Woodridge Place, LLC

K. HOVNANIAN'S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. Hovnanian's Four Seasons at Beaumont, LLC

K. Hovnanian's Four Seasons at Briargate, LLC

K. HOVNANIAN'S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

K. Hovnanian's Four Seasons at Hemet, LLC

K. Hovnanian's Four Seasons at Kent Island Condominiums, L.L.C.

K. Hovnanian's Four Seasons at Kent Island, L.L.C.

K. Hovnanian's Four Seasons at Los Banos, LLC

K. Hovnanian's Four Seasons at Moreno Valley, L.L.C.

K. Hovnanian's Four Seasons at New Kent Vineyards, L.L.C.

K. Hovnanian's Four Seasons at Palm Springs, LLC

K. HOVNANIAN'S FOUR SEASONS AT RENAISSANCE, L.L.C.

K. Hovnanian's Four Seasons at Rush Creek II, LLC

K. Hovnanian's Four Seasons at Rush Creek, L.L.C.

K. Hovnanian's Four Seasons at Silver Maple Farm, L.L.C.

K. Hovnanian's Four Seasons at St. Margarets Landing, L.L.C.

K. Hovnanian's Four Seasons at The Manor II, LLC

K. Hovnanian's Four Seasons at The Manor, LLC

K. Hovnanian's Parkside at Towngate, L.L.C.

K. Hovnanian's Veranda at RiverPark II, LLC

K. Hovnanian's Veranda at RiverPark, LLC

KHH Shell Hall Loan Acquisition, LLC

LANDARAMA, INC.

LAUREL HIGHLANDS, LLC

M & M AT MONROE WOODS, L.L.C.

M&M at Chesterfield, L.L.C.

M&M AT Crescent Court, L.L.C.

M&M at West Orange, L.L.C.

Matzel & Mumford at Egg Harbor, L.L.C.

MCNJ, Inc.

Midwest Building Products & Contractor Services of Pennsylvania, L.L.C.

Midwest Building Products & Contractor Services of West Virginia, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MM-BEACHFRONT NORTH I, LLC

New Home Realty, LLC

New Land Title Agency, L.L.C.

PADDOCKS, L.L.C.

PARK TITLE COMPANY, LLC

Pine Ayr, LLC

Ridgemore Utility, L.L.C.

SEABROOK ACCUMULATION CORPORATION

Shell Hall Club Amenity Acquisition, LLC

Shell Hall Land Acquisition, LLC

STONEBROOK HOMES, INC.

Terrapin Realty, L.L.C.

The Matzel & Mumford Organization, Inc

Washington Homes, Inc.

WESTMINSTER HOMES, INC.

WH PROPERTIES, INC.

WOODMORE RESIDENTIAL, L.L.C.

WTC VENTURES, L.L.C.

SCHEDULE B

COMMERCIAL TORT CLAIMS

None.

SCHEDULE C

ACTIONS REQUIRED TO PERFECT

1.

With respect to each Grantor organized under the laws of the state of Arizona as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Arizona Secretary of State.

2.

With respect to each Grantor organized under the laws of the state of California as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the California Secretary of State.

3.

With respect to each Grantor organized under the laws of the state of Delaware as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Delaware Secretary of State.

4.

With respect to each Grantor organized under the laws of the District of Columbia as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the District of Columbia Recorder of Deeds.

5.

With respect to each Grantor organized under the laws of the state of Florida as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Florida Secured Transaction Registry.

6.

With respect to each Grantor organized under the laws of the state of Georgia as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Office of the Clerk of Superior Court of any County of Georgia.

7.

With respect to each Grantor organized under the laws of the state of Illinois as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Illinois Secretary of State.

8.

With respect to each Grantor organized under the laws of the state of Kentucky as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Kentucky Secretary of State.

9.

With respect to each Grantor organized under the laws of the state of Maryland as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Maryland State Department of Assessments and Taxation.

10.

With respect to each Grantor organized under the laws of the state of Minnesota as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Minnesota Secretary of State.

11.

With respect to each Grantor organized under the laws of the state of New Jersey as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the New Jersey Division of Commercial Recording.

12.

With respect to each Grantor organized under the laws of the state of New York as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the New York Secretary of State.

13.

With respect to each Grantor organized under the laws of the state of North Carolina as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the North Carolina Secretary of State.

14.

With respect to each Grantor organized under the laws of the state of Ohio as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Ohio Secretary of State.

15.

With respect to each Grantor organized under the laws of the state of Pennsylvania as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Pennsylvania Secretary of the Commonwealth.

16.

With respect to each Grantor organized under the laws of the state of South Carolina as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the South Carolina Secretary of State.

17.

With respect to each Grantor organized under the laws of the state of Texas as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Texas Secretary of State.

18.

With respect to each Grantor organized under the laws of the state of Virginia as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Virginia State Corporation Commission.

19.

With respect to each Grantor organized under the laws of the state of West Virginia as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the West Virginia Secretary of State.

20.

With respect to the Securities Accounts and the Deposit Accounts (other than the Excluded Accounts), the bank with which such Securities Account and such Deposit Account are maintained agreeing that it will comply with instructions originated by the Agent directing disposition of the funds in such Securities Account and such Deposit Account without further consent of the relevant Grantor; provided that the Grantors shall not be required to deliver any such agreements on the Closing Date, but will deliver such agreements as soon as commercially reasonable thereafter, but in no event later than 90 days following the Closing Date.

21.

With respect to each Grantor that owns registered or applied for Intellectual Property, the filing of an Intellectual Property Security Agreement that identifies such Grantor’s registered and applied for Trademarks, Patents and Copyrights with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

EXHIBIT A

Form of Intellectual Property Security Agreement

EXHIBIT B

Form of Joinder Agreement

This JOINDER AND ASSUMPTION AGREEMENT is made ___________ by ___________________________, a __________________________ (the “New Grantor”).

Reference is made to (i) the Credit Agreement dated as of July 29, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), each of the other Guarantors party thereto, each of the lenders party thereto and Wilmington Trust, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), (ii) the Joinder to the Credit Agreement dated [__] pursuant to which the New Grantor became party to the Credit Agreement as a Guarantor, (iii) the Security Agreement dated as of September 8, 2016 by each of the Grantors (as defined therein) in favor of the Administrative Agent, in its capacity as collateral agent (in such capacity, the “Agent”) for the benefit of itself and the Lenders (as the same may be modified, supplemented, amended or restated, the “Security Agreement”), (iv) the Pledge Agreement dated as of September 8, 2016 by each of the Pledgors (as defined therein) in favor of the Agent for the benefit of itself and the Lenders (as the same may be modified, supplemented, amended or restated, the “Pledge Agreement”), (v) the First Lien Intercreditor Agreement, dated as of September 8, 2016 among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent, the Mortgage Tax Collateral Agent and the First Lien Notes Trustee and First Lien Notes Collateral Agent (as the same may be modified, supplemented, amended or restated, the “First Lien Intercreditor Agreement”) and (vi) the Amended and Restated Intercreditor Agreement, dated as of September 8, 2016 among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent, the First Lien Notes Collateral Agent, the First Lien Notes Trustee, the Existing Second Lien Collateral Agent, the Existing Second Lien Trustee, the New Second Lien Notes Collateral Agent, the New Second Lien Notes Trustee, Wilmington Trust, National Association, as Junior Joint Collateral Agent (as defined therein) and the Mortgage Tax Collateral Agent (as the same may be modified, supplemented, amended or restated, the “Amended and Restated Intercreditor Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Credit Agreement or the Security Agreement or, if not defined therein, the Pledge Agreement.

The New Grantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a Grantor under the Security Agreement, the First Lien Intercreditor Agreement and the Amended and Restated Intercreditor Agreement and a Pledgor under the Pledge Agreement and agrees that from the date hereof until the payment in full of the Secured Obligations and the performance of all other obligations of the Borrower under the Loan Documents, New Grantor has assumed the obligations of a Grantor and Pledgor under, and New Grantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of, the Security Agreement, the Pledge Agreement, and each of the other Loan Documents which are stated to apply to or are made by a Grantor. Without limiting the generality of the foregoing, the New Grantor hereby represents and warrants that each of the representations and warranties set forth in the Security Agreement and the Pledge Agreement is true and correct as to New Grantor on and as of the date hereof as if made on and as of the date hereof by New Grantor.

New Grantor hereby makes, affirms, and ratifies in favor of the Secured Parties and the Agent, the Security Agreement, the Pledge Agreement and each of the other Loan Documents given by the Grantors to the Agent. In furtherance of the foregoing, New Grantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary to carry out more effectively the provisions and purposes of this Joinder Agreement (including, for the avoidance of doubt, the actions described in Section 4.18 of the Indentures).

New Grantor has attached hereto Schedule 1 that supplements Schedules 1(a), 1(c), 2(a), 2(b), 5, 6(a), 6(b), 7, 8, 9 and 10 to the Perfection Certificate and certifies, as of the date hereof, that the supplemental information set forth therein has been prepared by the New Grantor in substantially the form of the equivalent Schedules to the Perfection Certificate, and is complete and correct in all material respects.

IN WITNESS WHEREOF, the New Grantor has duly executed this Joinder Agreement and delivered the same to the Agent for the benefit of the Secured Parties, as of the date and year first written above.

[NAME OF NEW GRANTOR]

By:____________________________

Title:__________________________

Schedule 12

2 Schedules 1(a), 1(c), 2(a), 2(b), 5, 6(a), 6(b), 7, 8, 9 and 10 of the Perfection Certificate to be updated as necessary.

EXHIBIT C

FORM OF PERFECTION CERTIFICATE

[Please see attached.]